Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of FiberMark, Inc. (the “company”) on Form 10-Q for the quarterly period ended March 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Alex Kwader, chairman and chief executive officer of the company, and I, Bruce Moore, senior vice president and chief financial officer of the company, certify, pursuant to 18 U.S.C. (Section Mark) 1350, as adopted pursuant to (Section Mark) 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ Alex Kwader
Alex Kwader Chairman and Chief Executive Officer May 15, 2003

/s/ Bruce Moore
Bruce Moore Senior Vice President and Chief Financial Officer May 15, 2003

A signed original of this written statement required by Section 906 has been provided to FiberMark, Inc. and will be retained by FiberMark, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.